Exhibit 10.18

At a Meeting of the Compensation Committee of the Board of Directors of The Hanover Insurance Group, Inc. (the “Company”) held on February 22, 2016, the Committee unilaterally amended all outstanding stock options issued pursuant to The Hanover Insurance Group 2014 Long-Term Incentive Plan (the “2014 Plan”). The text of resolution amending such options is as follows:

RESOLVED:

That the terms of all outstanding stock options issued under the 2014 Plan are hereby amended automatically and without the consent of any holder thereof, to provide that in the event (i) Participant’s Employment is terminated by reason of death, or (ii) Participant is Disabled (each a “Pro Rata Vesting Date”), Participant shall immediately vest in a pro-rata portion of his or her outstanding Stock Option and the unvested portion of the Stock Option shall be automatically cancelled and forfeited and returned to the Company for no consideration.  The pro-ration of the Stock Option that vests on the Pro Rata Vesting Date shall be determined by dividing the number of days (not to exceed 1,096) since the Grant Date by 1,096 and applying this percentage to the Stock Option.  In the event the Participant had already vested in a portion of the Stock Option prior to the Pro Rata Vesting Date, the number of Stock Options that vest shall be determined by calculating the pro-rata number of Stock Options that Participant is otherwise entitled to, determined as set forth above, and deducting from this amount the number of Stock Options that had already vested. Any fractional Stock Option shall be rounded down such that only whole Stock Options are vested.  To the extent all or any portion of such Stock Option is outstanding and exercisable on the Pro Rata Vesting Date, the vested portion of the Stock Option shall remain exercisable until the earlier of (x) one (1) year following the Pro Rata Vesting Date, or (y) the Expiration Date. Capitalized terms used without definition shall have the meanings set forth in the applicable stock option agreement.